Joe Putegnat

October 30, 2005

Dear Joe;

This letter is to memorialize the termination or your employment agreement. Effective July 4, 2005 your employment was terminated with IPEX as discussed between yourself and Todd Ault III. At this time there are no outstanding issues or monies owed to you by IPEX.

Acknowledged

Joe Putegnat

Acknowledged

Gerald L. Beckwith
CEO, IPEX, Inc.